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                                                                   Exhibit 23(i)

                              DORSEY & WHITNEY LLP

Advantus Series Fund, Inc.
400 Robert Street North
St. Paul, Minnesota   55101

Dear Sir/Madam:

                  Reference is made to the Registration Statement on Form N-1A (file No. 2-96990) which you will file with the Securities and Exchange Commission pursuant to the Securities Act of 1933 for the purpose of the registration for sale by the eight separate portfolios of Advantus Series Fund, Inc. (the "Fund") of an indefinite number of shares of the Fund's Common Stock, par value $.01 per share.

                  We are familiar with the proceedings to date with respect to the proposed sale by the Fund, and have examined such records, documents and matters of law and have satisfied ourselves as to such matters of fact as we consider relevant for the purposes of this opinion. We have assumed, with your concurrence, that no portfolio has issued or will issue shares in excess of the number authorized in the Fund's articles of incorporation.

                  We are of the opinion that:

                  (a) the Fund is a legally organized corporation under Minnesota law; and

                  (b) the shares of Common Stock to be sold by the eight separate portfolios of the Fund will be legally issued, fully paid and nonassessable when issued and sold upon the terms and in the manner set forth in said Registration Statement of the Fund.

                  We consent to the reference to this firm under the caption "Service Providers" in the Prospectus, under the caption "Investment Advisory and Other Services -- Legal Counsel" in the Statement of Additional Information, and to the use of this opinion as an exhibit to the Registration Statement.

Dated:   April 12, 2007

                                                       Very truly yours,

                                                       /s/  Dorsey & Whitney LLP

                                                       Dorsey & Whitney LLP